Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260586, and No. 333-261002 and No. 333-267139 on Form S-8s of 1895 Bancorp of Wisconsin, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements of 1895 Bancorp of Wisconsin, Inc., which appear in this Annual Report on Form 10-K of 1895 Bancorp of Wisconsin, Inc., for the years ended December 31, 2022 and 2021.

/s/ Wipfli LLP

Wipfli LLP

Eau Claire, Wisconsin

March 30, 2023